EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Second-Quarter Financial Results
Strength in All Major Regions Drives 24% Year-Over-Year Revenue Growth
Increases Full-Year Financial Expectations

BEDFORD, Mass., July 24, 2018 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended June 30, 2018.

“We delivered strong second-quarter revenue growth of 24% in Q2 2018 over Q2 2017, driven by growth across all major regions. EMEA and Japan saw significant year-over-year growth of 51% and 31%, respectively. EMEA growth was driven in part by the revenue uplift from our acquisition of our largest European distributor, which was closed at the beginning of Q4 2017. Shipments to support Q2 holidays in the United States drove domestic revenue growth of 15% over last year,” said Colin Angle, chairman and chief executive officer of iRobot.

“Given our Q2 results and our outlook for the rest of the year, including our anticipated product launches in the second half of the year, we are updating our 2018 full-year expectations. We now anticipate full-year 2018 revenue of 1.06 to 1.08 billion dollars, which is year-over-year growth of 20 - 22%, full-year 2018 operating income of 90 to 96 million dollars, and full-year 2018 EPS of $2.30 to $2.50.

“We are continuing to execute against the strategy underlying our 2018 expectations and three-year financial targets which we believe is the most effective way to drive sustainable growth and shareholder value.”

Financial Results

•
Revenue for the second quarter of 2018 was $226.3 million, compared with $183.1 million for the second quarter of 2017. Revenue for the first half of 2018 was $443.4 million, compared with $351.6 million last year.

•
Operating income in the second quarter of 2018 was $13.4 million, compared with $4.1 million in the second quarter of 2017. For the first half of 2018, operating income was $38.8 million, compared with $25.7 million a year ago.

•
Quarterly earnings per share were $0.37 for the second quarter of 2018, compared with $0.27 in the second quarter of 2017. First-half earnings per share were $1.08, compared with $0.85 in the first half of 2017.

Business Highlights

•
Roomba® was selected for the fourth straight year as a featured product for U.S. Amazon Prime Day. Our robots sold out, doubling the Prime Day sales volume as they have each year since the event began in 2015. Roomba® was also featured on Prime Day in EMEA and Japan this year for the first time, and the results in those regions were great.

•
We announced a favorable initial determination from the International Trade Commission (ITC) regarding our patent infringement claims recommending an exclusion order barring the importation, into the United States, of certain robotic vacuum cleaners.

•	We completed the previously announced stock repurchase program authorizing the purchase of up to $50 million of our common stock.

•	We announced an increase in our revolving credit facility to $150 million and an extension of the term to 2023, giving the company additional flexibility to execute on the growth strategy.

•	We implemented a U.K. principal company to optimize our global operating structure.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 29, 2018.

Fiscal Year 2018:	Current	Previous
Revenue	$1.06 - $1.08 billion	$1.05 - $1.08 billion
Operating Income	$90 - $96 million	$86 - $96 million
Earnings Per Share	$2.30 - $2.50	$2.15 - $2.40

Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter 2018, business outlook, and outlook for fiscal year 2018 financial performance. Pertinent details include:

Date:	Wednesday, July 25, 2018
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	8376338

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/events/event-details/q2-2018-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 1, and can be accessed by dialing 404-537-3406, passcode 8376338.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 20 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance;

future operating performance; revenue growth; demand for robotic vacuum cleaners; the introduction of new products and the timing and impact thereof; the impact on our financial results of our U.K. principal company; and anticipated revenue, operating income and earnings per share for the fiscal year ended December 29, 2018. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; the imposition of tariffs on goods imported into the United States; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenue	$226,317	$183,148	$443,385	$351,615
Cost of revenue:
Cost of product revenue	103,712	91,009	200,213	171,269
Amortization of intangible assets	4,679	2,248	9,461	3,112
Total cost of revenue	108,391	93,257	209,674	174,381
Gross margin	117,926	89,891	233,711	177,234
Operating expenses:
Research and development	34,924	26,167	67,869	51,675
Selling and marketing	45,910	40,123	77,239	62,698
General and administrative	23,468	19,513	49,301	37,135
Amortization of intangible assets	269	—	542	—
Total operating expenses	104,571	85,803	194,951	151,508
Operating income	13,355	4,088	38,760	25,726
Other income, net	1,507	1,686	2,026	1,689
Income before income taxes	14,862	5,774	40,786	27,415
Income tax expense (benefit)	4,391	(2,129)	9,914	3,153
Net income	$10,471	$7,903	$30,872	$24,262

Net income per share
Basic	$0.38	$0.29	$1.11	$0.89
Diluted	$0.37	$0.27	$1.08	$0.85

Number of shares used in per share calculations
Basic	27,615	27,516	27,802	27,410
Diluted	28,337	28,778	28,658	28,581

Stock-based compensation included in above figures:
Cost of revenue	$347	$251	$688	$477
Research and development	1,794	1,147	3,483	2,246
Selling and marketing	750	571	1,488	1,141
General and administrative	3,540	2,735	6,718	5,171
Total	$6,431	$4,704	$12,377	$9,035

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2018	December 30, 2017

Assets
Cash and cash equivalents	$88,783	$128,635
Short term investments	38,551	37,225
Accounts receivable, net	75,127	142,829
Inventory	115,377	106,932
Other current assets	30,608	19,105
Total current assets	348,446	434,726
Property and equipment, net	47,252	44,579
Deferred tax assets	33,154	31,531
Goodwill	118,319	121,440
Intangible assets, net	34,079	44,712
Other assets	15,531	14,534
Total assets	$596,781	$691,522

Liabilities and stockholders' equity
Accounts payable	$66,926	$116,316
Accrued expenses	51,574	73,647
Deferred revenue and customer advances	2,223	7,761
Total current liabilities	120,723	197,724
Deferred tax liabilities	7,190	9,539
Other long-term liabilities	10,827	13,932
Total long-term liabilities	18,017	23,471
Total liabilities	138,740	221,195
Stockholders' equity	458,041	470,327
Total liabilities and stockholders' equity	$596,781	$691,522

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$30,872	$24,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,662	8,815
Stock-based compensation	12,377	9,035
Deferred income taxes, net	(4,208)	(2,656)
Deferred Rent	586	—
Other	(258)	(806)
Changes in operating assets and liabilities — (use) source
Accounts receivable	66,085	18,489
Inventory	(10,303)	(10,820)
Other assets	(12,764)	(7,478)
Accounts payable	(46,519)	(1,953)
Accrued expenses	(20,266)	(1,945)
Deferred revenue and customer advances	(3,970)	(1,875)
Long term liabilities	(2,975)	(278)
Net cash provided by operating activities	26,319	32,790

Cash flows from investing activities:
Additions of property and equipment	(14,284)	(13,272)
Change in other assets	(1,837)	(911)
Cash paid for business acquisitions, net of cash acquired	—	(16,524)
Purchases of investments	(6,438)	(7,034)
Sales and maturities of investments	7,000	7,000
Proceeds from sale of business unit and cost method investment	629	1,056
Net cash used in investing activities	(14,930)	(29,685)

Cash flows from financing activities:
Proceeds from stock option exercises	2,605	5,365
Income tax withholding payment associated with restricted stock vesting	(3,532)	(2,974)
Stock repurchases	(50,000)	—
Net cash (used in) provided by financing activities	(50,927)	2,391

Effect of exchange rate changes on cash and cash equivalents	(314)	154
Net (decrease) increase in cash and cash equivalents	(39,852)	5,650
Cash and cash equivalents, at beginning of period	128,635	214,523
Cash and cash equivalents, at end of period	$88,783	$220,173

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Revenue: *
Consumer	$226,317	$183,148	$443,343	$351,397

Domestic	$111,526	$97,315	$218,388	$182,104
International	$114,791	$85,833	$224,997	$169,293

Gross Margin Percent	52.1%	49.1%	52.7%	50.4%

Consumer units shipped*	953	749	1,768	1,453
Vacuum	819	638	1,530	1,220
Mopping	134	110	237	231

Consumer revenue**	$226	$183	$443	$351
Vacuum***	$204	$165	$405	$318
Mopping***	$22	$18	$38	$34

Average gross selling prices for robot units - Consumer	$285	$275	$296	$267

Days sales outstanding	30	21	30	21

Days in inventory	97	81	97	81

Headcount	982	760	982	760

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Net income	$10,471	$7,903	$30,872	$24,262

Interest income, net	(221)	(482)	(551)	(865)
Income tax expense	4,391	(2,129)	9,914	3,153
Depreciation	3,942	2,958	7,603	5,538
Amortization	4,973	2,280	10,059	3,186

EBITDA	23,556	10,530	57,897	35,274

Stock-based compensation expense	6,431	4,704	12,377	9,035
Net merger, acquisition and divestiture (income) expense	164	931	23	1,771
Net intellectual property litigation expense	759	382	3,330	644

Adjusted EBITDA	$30,910	$16,547	$73,627	$46,724
Adjusted EBITDA as a % of revenue	13.7%	9.0%	16.6%	13.3%

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture (income) expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
Effective Tax Rate
(unaudited)

	Fiscal Year 2018					Fiscal Year 2017
	Three Months Ended
	March 31	June 30	September 29	December 29	FY18	FY17
	Actual	Actual	Expected	Expected	Expected	Actual

Effective Tax Rate, before discrete items	27%	16%	24-26%	24-26%	24-26%	34%

Discrete Items	-6%	14%	Not Forecasted			-1%

Effective Tax Rate, including discrete items	21%	30%	Not Forecasted			33%